EXHIBIT 4.8
NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION CERTIFICATIONS
issued by
KINARK CORPORATION

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus and
Proxy Statement dated _______________________, 1995, (the
"Prospectus"), of
Kinark Corporation, a Delaware corporation (the "Company"), if a holder of
Rights cannot deliver the Subscription Certificate(s) evidencing the Rights
(the "Subscription Certificate(s)"), to the Subscription Agent listed below
(the "Subscription Agent") at or prior to 5:00 p.m. New York City time on
____________________, 1995, unless extended (the "Expiration
Date").  Such form
must be delivered by hand or sent by facsimile transmission or mail to the
Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering - Exercise of Rights" in the
Prospectus. Payment of the Subscription Price of $2.00 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the
Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


The Subscription Agent is
Mellon Securities Transfer Services
85 Challenger Road
Ridgefield Park, New Jersey  07660-2108



     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET
FORTH ABOVE DOES
NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

     The undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing ____________ Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date.
Upon the terms
and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise
(i) the Basic
Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of ___________ Rights represented by such Subscription
Certificate and (ii) the Oversubscription Privilege relating to each such Right to subscribe, subject to the limits set forth in the Prospectus and only to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to __________________. The undersigned understands that payment of the Subscription Price of $2.00 per share for each
Common Share subscribed for pursuant to the Basic Subscription
Privilege and
Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

     [ ]  is being delivered to the Subscription Agent herewith;
or
     [ ]  has been delivered separately to the Subscription
Agent;
and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):
     [ ]  wire transfer of funds
               - name of transferor institution
               - date of transfer
               - confirmation number (if available)
     [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
     [ ]  certified check
     [ ]  bank draft (cashier's check)
     [ ]  money order
               - name of maker
               - date of check, draft or money order
               - check, draft or money order number
               - bank on which check is drawn or issuer of money order

Signature(s)                                 Address

Name(s)
                                        Area Code and Tel No(s).
                    Please Type or Print
Subscription Certificate
No(s). (if available)

GUARANTEE OF DELIVERY
(Not to be used for Subscription Certificate signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the
United States, guarantees that the undersigned will deliver to the Subscription
Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

                                     Dated:                   ,
1995


                                                            (Name
of Firm)

                    (Address)

                                                  (Authorized
Signature)
               (Area Code and Telephone Number)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription
Certificate(s) to
the Subscription Agent within the time period shown herein.
Failure to do so
could result in a financial loss to such institution.